Exhibit 99.1
OneSpan Reports Third Quarter 2025 Financial Results
•Revenue increased 1% year-over-year to $57.1 million
•Subscription revenue increased 12% year-over-year to $37.8 million
•Operating income decreased 27% year-over-year to $8.2 million
•Adjusted EBITDA increased 3% year-over-year to $17.5 million
•Annual Recurring Revenue (ARR) increased 10% year-over-year to $180.2 million1
•Net Retention Rate (NRR) of 103%2
BOSTON, October 30, 2025 – OneSpan Inc. (NASDAQ: OSPN) today reported financial results for the third quarter ended September 30, 2025.
“We reported another solid quarter of profitability and continue to make progress in building our foundation for growth,” stated OneSpan CEO, Victor Limongelli. “Our software business – now over 80% of the overall business – delivered double-digit subscription revenue growth and ARR growth, and is positioned for additional growth in 2026. We remain committed to driving efficient revenue growth while maintaining strong profitability and cash generation, and returning capital to shareholders.”
Third Quarter 2025 Financial Highlights
Financial results for the third quarter of 2025 include the financial contributions from the acquisition of Nok Nok Labs, which closed on June 4, 2025.
•Total revenue was $57.1 million, an increase of 1% compared to $56.2 million for the same quarter of 2024. Security Solutions revenue was $40.3 million, a decrease of 1% year-over-year. Digital Agreements revenue was $16.7 million, an increase of 9% year-over-year.
•ARR increased 10% year-over-year to $180.2 million.
•Gross profit was $42.0 million, or 74% gross margin, compared to $41.5 million, or 74% in the same period last year.
•Operating income was $8.2 million, compared to operating income of $11.3 million in the same period last year.
•Net income was $6.5 million, or $0.17 per diluted share, compared to net income of $8.3 million, or $0.21 per diluted share, in the same period last year. Non-GAAP net income was $12.9 million, or $0.33 per diluted share, compared to non-GAAP net income of $13.0 million, or $0.33 per diluted share in the same period last year.3
•Adjusted EBITDA was $17.5 million, compared to $17.0 million in the same period last year.3
•Cash and cash equivalents were $85.6 million at September 30, 2025 compared to $83.2 million at December 31, 2024.
•OneSpan repurchased approximately 450,000 shares of its common stock for $6.3 million.
Recent Business Highlights
•OneSpan made a strategic investment in and partnered with ThreatFabric to expand its cyber fraud prevention capabilities, including mobile threat intelligence, malware risk detection, and behavioral analytics.
•OneSpan’s Board of Directors has declared a quarterly cash dividend of $0.12 per share as part of the Company’s recurring quarterly dividend program. The dividend is payable on December 5, 2025 to shareholders of record as of the close of business on November 14, 2025.

Changes in Presentation of Non-GAAP Measures

Effective January 1, 2025, the beginning of our fiscal year ending December 31, 2025, we began including employer payroll taxes related to employee stock-based award transactions in the GAAP to non-GAAP reconciliation for our Non-GAAP Financial Measures discussed below, which include Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We are excluding these payroll taxes from our non-GAAP results since they are tied to the timing and size of the vesting of the underlying stock-based awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of the Company. Employer payroll taxes related to employee stock-based award transactions amounted to $0.2 million in the third quarter of 2025 and $0.9 million for the full year 2024.

Also effective January 1, 2025, we began using a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our Non-GAAP Net Income before income taxes in 2024, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.

Prior period amounts have been adjusted to reflect these changes.

Financial Outlook

OneSpan is updating its previously issued financial guidance. For the Full Year 2025, the Company expects:
•Revenue to be in the range of $239 million to $241 million, as compared to the previous guidance range of $245 million to $251 million, with software and services in the range of $190 million to $192 million, and hardware in the range of $49 million to $50 million.
•ARR to be in the range of $183 million to $187 million, as compared to the previous guidance range of $186 million to $192 million.
•Adjusted EBITDA to be in the range of $72 million to $76 million.

Conference Call Details
In conjunction with this announcement, OneSpan Inc. will host a conference call today, October 30, 2025, at 4:30 p.m. ET. During the conference call, Mr. Victor Limongelli, CEO, and Mr. Jorge Martell, CFO, will discuss OneSpan’s results for the third quarter 2025.

For investors and analysts accessing the conference call by phone, please refer to the press release dated October 9, 2025, announcing the date of OneSpan’s third quarter 2025 earnings release. It can be found on the OneSpan investor relations website at investors.onespan.com.
The conference call is also available in listen-only mode at investors.onespan.com. Shortly after the conclusion of the call, a replay of the webcast will be available on the same website for approximately one year.
____________________________________________
1ARR is calculated as the approximate annualized value of our customer recurring contracts as of the measurement date. These include subscription, term-based license, and maintenance and support contracts and exclude one-time fees. To the extent that we are negotiating a renewal with a customer within 90 days after the expiration of a recurring contract, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new recurring contract or renewal and the customer has not notified us of an intention to not renew. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 for additional information describing how we define ARR, including how ARR differs from GAAP revenue.
2NRR is defined as the approximate year-over-year growth in ARR from the same set of customers at the end of the prior year period.
3An explanation of the use of Non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure has also been provided in the tables below. We are not providing a reconciliation of Adjusted

EBITDA guidance to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts.
About OneSpan
OneSpan provides security authentication, identity, electronic signature and digital workflow solutions that protect and facilitate digital transactions and agreements. The Company delivers products and services that automate and secure customer-facing and revenue-generating business processes for use cases ranging from simple transactions to workflows that are complex or require higher levels of security. Trusted by global blue-chip enterprises, including more than 60% of the world’s largest 100 banks, OneSpan processes millions of digital agreements and billions of multi-factor authentication transactions in 100+ countries annually.
For more information, visit our website, explore our blog, or follow us on LinkedIn or YouTube.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding our 2025 financial guidance, our plans to drive profitable, efficient revenue growth, and our general goals and expectations regarding our operational or financial performance in the future. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", "should", "could", or "might", and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: our ability to attract new customers and retain and expand sales to existing customers; our ability to successfully develop and market new product offerings and product enhancements; changes in customer requirements; the potential effects of technological changes; the loss of one or more large customers; difficulties enhancing and maintaining our brand recognition; competition; lengthy sales cycles; unintended costs and consequences of our cost reduction and restructuring actions, including higher than anticipated restructuring charges, disruption to our operations, litigation or regulatory actions, or employee turnover; challenges retaining key employees and successfully hiring and training qualified new employees; security breaches or cyber-attacks; real or perceived malfunctions or errors in our products; interruptions or delays in the performance of our products and solutions; reliance on third parties for certain products and data center services; our ability to effectively manage third party partnerships, acquisitions, divestitures, alliances, or joint ventures; economic recession, inflation, tariffs or trade disputes, and political instability; claims that we have infringed the intellectual property rights of others; changing laws, government regulations or policies; pressures on price levels; component shortages; delays and disruption in global transportation and supply chains; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; actions of activist stockholders; and exposure to increased economic and operational uncertainties from operating a global business, as well as other factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of our subsequent Quarterly Reports on Form 10-Q (if any). Our filings with the Securities and Exchange Commission and other important information can be found in the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this press release, except as required by law.
Unless otherwise noted, references in this press release to “OneSpan”, “Company”, “we”, “our”, and “us” refer to OneSpan Inc. and its subsidiaries.

OneSpan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025		2024	2025	2024
Revenue
Product and license	$27,712		$28,640	$97,189	$98,875
Services and other	29,344		27,602	83,076	83,133
Total revenue	57,056		56,242	180,265	182,008

Cost of goods sold
Product and license	7,030		7,394	24,044	28,347
Services and other	8,023		7,300	23,160	24,377
Total cost of goods sold	15,053		14,694	47,204	52,724

Gross profit	42,003		41,548	133,061	129,284

Operating costs
Sales and marketing	11,391		10,138	34,353	33,574
Research and development	8,796		7,533	26,168	24,133
General and administrative	12,152		11,343	33,478	32,907
Restructuring and other related charges	696		697	1,165	3,905
Amortization of intangible assets	741		585	1,982	1,766
Total operating costs	33,776		30,296	97,146	96,285
		—
Operating income	8,227		11,252	35,915	32,999

Interest income, net	388		624	1,812	1,246
Other (expense) income, net	(208)		(1,915)	(886)	(1,293)

Income before income taxes	8,407		9,961	36,841	32,952
Provision for income taxes	1,893		1,688	7,480	4,658

Net income	$6,514		$8,273	$29,361	$28,294

Net income per share
Basic	$0.17		$0.21	$0.77	$0.74
Diluted	$0.17		$0.21	$0.76	$0.73

Weighted average common shares outstanding
Basic	38,136		38,695	38,149	38,323
Diluted	38,768		39,458	38,845	38,864

OneSpan Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$85,554	$83,160
Accounts receivable, net of allowances of $704 at September 30, 2025 and $1,600 at December 31, 2024	27,480	56,229
Inventories, net	11,236	10,792
Prepaid expenses	6,877	6,547
Contract assets	16,718	8,687
Other current assets	9,665	9,479
Total current assets	157,530	174,894
Property and equipment, net	21,368	20,966
Operating lease right-of-use assets	7,697	7,725
Goodwill	102,291	92,365
Intangible assets, net of accumulated amortization	9,983	7,481
Deferred income taxes	28,993	20,516
Other assets	15,661	14,787
Total assets	$343,523	$338,734
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$10,378	$13,310
Deferred revenue	50,535	67,465
Accrued wages and payroll taxes	11,289	13,793
Short-term income taxes payable	9,343	4,403
Dividend payable	564	4,765
Other accrued expenses	7,888	6,339
Deferred compensation	34	200
Total current liabilities	90,031	110,275
Long-term deferred revenue	2,817	3,390
Long-term lease liabilities	6,451	6,932
Deferred income taxes	1,008	3,680
Other long-term liabilities	4,893	1,927
Total liabilities	105,200	126,204
Commitments and contingencies
Stockholders' equity
Preferred stock: 500 shares authorized, none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock: $0.001 par value per share, 75,000 shares authorized; 42,125 and 41,782 shares issued; 37,953 and 38,058 shares outstanding at September 30, 2025 and December 31, 2024, respectively.	38	38
Additional paid-in capital	127,726	122,534
Treasury stock, at cost: 4,172 and 3,724 shares outstanding at September 30, 2025 and December 31, 2024, respectively.	(53,677)	(47,380)
Retained earnings	170,940	151,256
Accumulated other comprehensive loss	(6,704)	(13,918)
Total stockholders' equity	238,323	212,530
Total liabilities and stockholders' equity	$343,523	$338,734

OneSpan Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$29,361	$28,294
Adjustments to reconcile net income from operations to net cash provided by operations:
Depreciation and amortization of intangible assets	7,152	6,086
Loss on disposal of asset	27	—
Write-off of intangible assets	—	804
Write-off of property and equipment, net	709	1,053
Deferred tax expense (benefit)	(2,716)	(14)
Stock-based compensation	9,601	6,110
Recovery of credit losses	(303)	(124)
Changes in operating assets and liabilities, net of the effects from acquisition:
Accounts receivable, net	32,702	35,552
Inventories, net	909	2,639
Contract assets	(7,758)	(2,080)
Accounts payable	(3,935)	(4,197)
Income taxes payable	4,763	519
Accrued expenses	(2,198)	(9,491)
Deferred compensation	(166)	(150)
Deferred revenue	(22,030)	(22,165)
Other assets and liabilities	767	405
Net cash provided by operating activities	46,885	43,241

Cash flows from investing activities:
Additions to property and equipment	(6,018)	(7,273)
Additions to intangible assets	(54)	(53)
Cash paid for acquisition of business, net of cash acquired	(13,943)	—
Net cash used in investing activities	(20,015)	(7,326)

Cash flows from financing activities:
Dividends paid	(13,878)	—
Contingent payment related to acquisition	—	(200)
Payment of debt issuance costs	(1,739)	—
Tax payments for restricted stock issuances	(4,409)	(2,632)
Repurchase of common stock	(6,297)	—
Net cash used in financing activities	(26,323)	(2,832)

Effect of exchange rate changes on cash	1,676	1,215

Net increase in cash	2,223	34,298
Cash, cash equivalents, and restricted cash, beginning of period	83,331	43,530
Cash, cash equivalents, and restricted cash, end of period	$85,554	$77,828

Operating Segments
We report our financial results under the following two lines of business, which are our reportable operating segments: Security Solutions and Digital Agreements.
•Security Solutions. Security Solutions consists of our broad portfolio of software products, software development kits (SDKs), and Digipass authenticator devices that are used to build applications designed to defend against attacks on digital transactions across online environments, devices, and applications. The software products and SDKs included in the Security Solutions segment are on-premises and, to a lesser extent, cloud software products, and include multi-factor authentication, transaction signing, and mobile application security solutions.
•Digital Agreements. Digital Agreements consists of solutions that enable our clients to secure and automate business processes associated with their digital agreement and customer transaction lifecycles that require consent, non-repudiation and compliance. These solutions, which are largely cloud-based, include OneSpan Sign e-signature, OneSpan Notary, and Identity Verification.
Segment operating income (loss) consists of the revenues generated by a segment, less the direct costs of revenue, sales and marketing, research and development expenses, general and administrative expenses, restructuring and other related charges, and amortization of intangible assets expense that are incurred directly by a segment. Sales and marketing and research and development expenses were determined to be significant segment expenses. Unallocated corporate costs include costs related to administrative functions that are performed in a centralized manner that are not directly attributable to a particular segment.
Segment and consolidated operating results (unaudited):

	Three Months Ended September 30, 2025
(In thousands, except percentages)	Security Solutions	Digital Agreements	Corporate and Other	Total
Revenue	$40,322	$16,734	$—	$57,056
Cost of goods sold	10,325	4,728	—	15,053
Gross profit	29,997	12,006	—	42,003

Gross margin	74%	72%	*	74%

Sales and marketing	7,202	3,443	746	11,391
Research and development	5,689	2,917	190	8,796
Other segment items (1)(3)	431	1,487	11,671	13,589
Operating income (loss) (2)(4)	16,675	4,159	(12,607)	8,227

Interest income, net				388
Other income (expense), net				(208)
Income before income taxes				$8,407

	Three Months Ended September 30, 2024
(In thousands, except percentages)	Security Solutions	Digital Agreements	Corporate and Other	Total
Revenue	$40,837	$15,405	$—	$56,242
Cost of goods sold	10,320	4,374	—	14,694
Gross profit	30,517	11,031	—	41,548

Gross margin	75%	72%	*	74%

Sales and marketing	6,303	2,819	1,016	10,138
Research and development	3,843	3,671	19	7,533
Other segment items (1)(3)	171	1,122	11,332	12,625
Operating income (loss) (2)(4)	20,200	3,419	(12,367)	11,252

Interest income, net				624
Other income (expense), net				(1,915)
Income before income taxes				$9,961

	Nine Months Ended September 30, 2025
(In thousands, except percentages)	Security Solutions	Digital Agreements	Corporate and Other	Total
Revenue	$132,270	$47,995	$—	$180,265
Cost of goods sold	33,365	13,839	—	47,204
Gross profit	98,905	34,156	—	133,061

Gross margin	75%	71%	*	74%

Sales and marketing	21,402	10,313	2,638	34,353
Research and development	15,966	9,510	692	26,168
Other segment items (1)(3)	902	3,930	31,793	36,625
Operating income (loss) (2)(4)	60,635	10,403	(35,123)	35,915

Interest income, net				1,812
Other income (expense), net				(886)
Income before income taxes				$36,841

	Nine Months Ended September 30, 2024
(In thousands, except percentages)	Security Solutions	Digital Agreements	Corporate and Other	Total
Revenue	$136,728	$45,280	$—	$182,008
Cost of goods sold	38,108	14,616	—	52,724
Gross profit	98,620	30,664	—	129,284

Gross margin	72%	68%	*	71%

Sales and marketing	18,380	11,940	3,254	33,574
Research and development	11,941	12,118	74	24,133
Other segment items (1)(3)	1,529	3,606	33,443	38,578
Operating income (loss) (2)(4)	66,770	3,000	(36,771)	32,999

Interest income, net				1,246
Other income (expense), net				(1,293)
Income before income taxes				$32,952
*Percentage not meaningful.
(1)     Security Solutions other segment items includes general and administrative expense and restructuring and other related charges for the three and nine months ended September 30, 2025 and 2024.
(2)     Security Solutions operating income includes $0.4 million and $0.7 million of total amortization and depreciation expense for both the three and nine months ended September 30, 2025 and $0.2 million and $0.6 million for the three and nine months ended September 30, 2024, respectively.
Security Solutions operating income includes less than $0.1 million and $0.3 million of restructuring and other related charges for the three and nine months ended September 30, 2025, respectively. Security Solutions operating income includes $0.2 million and $1.6 million of restructuring and other related charges for the three and nine months ended September 30, 2024, respectively.
(3)     Digital Agreements other segment items includes general and administrative expense, restructuring and other related charges, and amortization of intangibles for the three and nine months ended September 30, 2025 and 2024.
(4) Digital Agreements operating income includes $1.9 million and $5.5 million of total amortization and depreciation expense for the three and nine months ended September 30, 2025, respectively. Digital Agreements operating income includes $1.5 million and $4.6 million of total amortization and depreciation expense for the three and nine months ended September 30, 2024, respectively.
Digital Agreements operating income includes $0.0 million and $0.2 million of restructuring and other related charges for the three and nine months ended September 30, 2025, respectively. Digital Agreements operating loss includes $0.4 million and $1.4 million of restructuring and other related charges for the three and nine months ended September 30, 2024, respectively.

Revenue by major products and services (unaudited):

	Three Months Ended September 30,
	2025		2024
(In thousands)	Security Solutions	Digital Agreements	Security Solutions	Digital Agreements
Subscription	$21,106	$16,674	$18,603	$15,045
Maintenance and support	8,860	26	9,317	327
Professional services and other (1)	626	34	820	33
Hardware products	9,730	—	12,097	—
Total Revenue	$40,322	$16,734	$40,837	$15,405

	Nine Months Ended September 30,
	2025		2024
(In thousands)	Security Solutions	Digital Agreements	Security Solutions	Digital Agreements
Subscription	$69,780	$47,793	$59,642	$43,641
Maintenance and support	25,510	75	29,125	1,321
Professional services and other (1)	2,171	127	3,548	318
Hardware products	34,809	—	44,413	—
Total Revenue	$132,270	$47,995	$136,728	$45,280
(1) Professional services and other includes perpetual software licenses revenue, which was immaterial for the three and nine months ended September 30, 2025 and 2024.
Non-GAAP Financial Measures
We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP financial metrics, namely Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Our management believes that these measures, when taken together with the corresponding GAAP financial metrics, provide useful supplemental information regarding the performance of our business, as further discussed in the descriptions of each of these non-GAAP metrics below.
These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful for the purposes described below, they have limitations associated with their use, since they exclude items that may have a material impact on our reported results and may be different from similar measures used by other companies. Additional information about the non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures appear below.
Adjusted EBITDA
We define Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, long-term incentive compensation and related payroll tax expense, restructuring and other related charges, and certain non-recurring items, including acquisition related costs, rebranding costs, and non-routine shareholder matters. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation and related payroll tax expense, restructuring costs, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation and related payroll tax expense, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs, restructuring costs, impairment charges) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). In addition, removing the impact of these items helps us compare our core business performance with that of our competitors.

Reconciliation of Net Income to Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net income	$6,514	$8,273	$29,361	$28,294
Interest income, net	(388)	(624)	(1,812)	(1,246)
Provision for income taxes	1,893	1,688	7,480	4,658
Depreciation and amortization of intangible assets (1)	2,566	1,941	7,152	6,086
Long-term incentive compensation and related payroll tax expense (2)	3,627	3,020	10,553	7,082
Restructuring and other related charges (3)	1,001	720	1,535	5,454
Other non-recurring items (4)	2,322	1,983	3,939	3,060
Adjusted EBITDA	$17,535	$17,001	$58,208	$53,388
(1) Includes cost of sales depreciation and amortization expense directly related to delivering cloud subscription revenue of $1.3 million and $3.7 million for the three and nine months ended September 30, 2025, respectively, and $0.7 million and $2.4 million for the three and nine months ended September 30, 2024, respectively. Costs are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(2) Long-term incentive compensation and related payroll tax expense includes stock-based compensation and related payroll tax expense, and cash incentive grants awarded to employees located in jurisdictions where we do not issue stock-based compensation due to tax, regulatory or similar reasons. The immaterial expense associated with these cash incentive grants was less than $0.1 million and $0.1 million for the three months ended September 30, 2025 and 2024, respectively, and less than $0.1 million and $0.2 million for the nine months ended September 30, 2025 and 2024, respectively.

Starting January 1, 2025, employer payroll taxes related to employee stock-based award transactions are included in long-term incentive compensation and related payroll tax expense. Prior period amounts have been adjusted to reflect these changes. We are excluding these payroll taxes from Adjusted EBITDA results since they are tied to the timing and size of the vesting of the underlying stock-based awards and the price of our common stock at the time of vesting, which may vary from period to period independent of our operating performance. Employer payroll taxes related to employee stock-based award transactions amounted to $0.2 million and less than $0.3 million for the three months ended September 30, 2025 and 2024, respectively, and $0.9 million and $0.7 million for the nine months ended September 30, 2025 and 2024, respectively.
(3) Includes write-offs of property and equipment, net, of $0.7 million for the three and nine months ended September 30, 2025. Includes write-offs of intangible assets and property and equipment, net, of $0.8 million and $1.0 million, respectively, for the nine months ended September 30, 2024. Costs are recorded in "Services and other cost of goods sold" and "Restructuring and other related charges," respectively, on the condensed consolidated statements of operations.

Includes restructuring and other related charges of than $0.4 million and $0.4 million for the three and nine months ended September 30, 2025, respectively, and less than $0.1 million and $0.1 million for the three and nine months ended September 30, 2024. These charges are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(4) For the three months ended September 30, 2025 and 2024, other non-recurring items consist of $2.3 million and $2.0 million, respectively, of fees related to non-recurring projects. For the nine months ended September 30, 2025 and 2024, other non-recurring items consist of $3.9 million and $3.1 million, respectively, of fees related to non-recurring projects.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share
We define Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share as net income or net income per diluted share, as applicable, before the consideration of long-term incentive compensation expenses, the amortization of intangible assets, restructuring costs, and certain other non-recurring items. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitor results.
We exclude long-term incentive compensation and related payroll tax expense because our long-term incentives generally reflect the use of restricted stock unit grants or cash incentive grants, including incentives directly tied to the performance of the business, while other companies may use different forms of incentives that have different cost impacts, which makes comparison difficult. We exclude amortization of intangible assets as we believe the amount of such expense in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets, or the write down of such assets due to an impairment event. However, intangible assets contribute to current and future revenue, and related amortization expense will recur in future periods until expired or written down.
We also exclude certain non-recurring items including one-time strategic action costs and non-recurring shareholder matters, as these items are unrelated to the operations of our core business. By excluding these items, we are better able to compare the operating results of our underlying core business from one reporting period to the next.

We use a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods. We will assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations.
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$6,514	$8,273	$29,361	$28,294
Provision for income taxes	1,893	1,688	7,480	4,658
Income before income taxes	8,407	9,961	36,841	32,952
Long-term incentive compensation and related payroll tax expense (1)	3,627	3,020	10,553	7,082
Amortization of intangible assets (2)	741	585	1,982	1,967
Restructuring and other related charges (3)	1,001	720	1,535	5,454
Other non-recurring items (4)	2,322	1,983	3,939	3,060
Non-GAAP net income before income taxes	16,098	16,269	54,850	50,515
Non-GAAP provision for income taxes (5)	(3,220)	(3,254)	(10,970)	(10,103)
Non-GAAP net income	$12,878	$13,015	$43,880	$40,412

Non-GAAP net income per share, diluted	$0.33	$0.33	$1.13	$1.04

Weighted-average shares used to compute non-GAAP net income per share, diluted	38,768	39,458	38,845	38,864

(1)Long-term incentive compensation and related payroll tax expense includes stock-based compensation and related payroll tax expense, and cash incentive grants awarded to employees located in jurisdictions where we do not issue stock-based compensation due to tax, regulatory or similar reasons. The immaterial expense associated with these cash incentive grants was less than $0.1 million and $0.1 million for the three months ended September 30, 2025 and 2024, respectively, and less than $0.1 million and $0.2 million for the nine months ended September 30, 2025 and 2024, respectively.
Starting January 1, 2025, employer payroll taxes related to employee stock-based award transactions are included in long-term incentive compensation and related payroll tax expense. Prior period amounts have been adjusted to reflect these changes. We are excluding these payroll taxes from Adjusted EBITDA results since they are tied to the timing and size of the vesting of the underlying stock-based awards and the price of our common stock at the time of vesting, which may vary from period to period independent of our operating performance. Employer payroll taxes related to employee stock-based award transactions amounted to $0.2 million and less than $0.3 million for the three months ended September 30, 2025 and 2024, respectively, and $0.9 million and $0.7 million for the nine months ended September 30, 2025 and 2024, respectively.
(2)Includes cost of sales amortization expense directly related to delivering cloud subscription revenue of $0.0 million and $0.2 million for the nine months ended September 30, 2025, and 2024, respectively. There was no cost of sales amortization expense directly related to delivering cloud subscription revenue for the three months ended September 30, 2025 and 2024, respectively. Costs are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(3)Includes write-offs of property and equipment, net, of $0.7 million for the three and nin months ended September 30, 2025. Includes write-offs of intangible assets and property and equipment, net, of $0.8 million and $1.0 million, respectively, for the nine months ended September 30, 2024. Costs are recorded in "Services and other cost of goods sold" and "Restructuring and other related charges," respectively, on the condensed consolidated statements of operations.

Includes restructuring and other related charges of less than $0.4 million and $0.4 million for the three and nine months ended September 30, 2025, respectively, and less than $0.1 million and $0.1 million for the three and nine months ended September 30, 2024. These charges are recorded in "Services and other cost of goods sold" on the condensed consolidated statements of operations.
(4)For the three months ended September 30, 2025 and 2024, other non-recurring items consist of $2.3 million and $2.0 million, respectively, of fees related to non-recurring projects. For the nine months ended September 30, 2025 and 2024, other non-recurring items consist of $3.9 million and $3.1 million, respectively, of fees related to non-recurring projects..
(5)Starting January 1, 2025, we began using a long-term projected non-GAAP tax rate of 20% for the purpose of determining our Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Prior period amounts have been adjusted to reflect this change.
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Investor Contact:
Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com